                                                                    Exhibit 23.3

                              CONSENT TO BE NAMED

Pursuant to Rule 436 of Regulation C promulgated under the Securities Act of
1933, as amended (the "Securities Act"), Trigger-Foresight does hereby consent to the inclusion of information contained in its report delivered to Scope
Metals Trading & Technical Services Limited (the "Company") in the Company's
Registration Statement on Form F-1 and any reference to it made therein. In giving this consent, the undersigned does not thereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities
Act.

DATED: July 31, 2007

Trigger-Foresight

By: /s/ Shally Tshuve
   -------------------------------
   Name:  Shally Tshuve
   Title: Managing Partner